N-CSR Item 10 - Exhibits: Certifications EX-99.906CERT

                          SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.ss. 1350, the undersigned officers of Riggs Funds on behalf of Riggs Bond Fund, Riggs Intermediate Tax-Free Bond Fund, Riggs Prime Money Market Fund, Riggs Short Term Tax-Free Bond Fund, Riggs Small Company Stock Fund, Riggs Stock Fund, Riggs Treasury U.S. Money Market Fund, Riggs U.S. Government Securities Fund(the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended 4/30/03 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated: June 24, 2003

/s/ Peter J. Germain

Title: President, Principal Executive Officer



Dated: June 24, 2003_______

/s/ Richard J. Thomas

Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.